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PP&L Resources, Inc.
Pennsylvania Power & Light Company
                                                                                                    Exhibit 99
SCHEDULE OF PROPERTY, PLANT AND EQUIPMENT
                   Column A                      Column B    Column C    Column D    Column E        Column F
                                                Balance at                         Other Changes    Balance at
                                                Beginning    Additions  Retirements    Add            End of
                 Description                    of Period     at Cost    or Sales  (Deduct) (A)       Period
                                                            (Thousands of Dollars)
Year Ended December 31, 1995
Electric Plant in Service
  Intangible .................................      $21,423       $166        $285                      $21,304
  Steam Production ...........................    1,962,444    115,103      11,320         $22        2,066,249
  Nuclear Production .........................    3,996,746     59,324      10,927                    4,045,143
  Hydraulic Production .......................       97,394      6,475         796                      103,073
  Other Production ...........................       35,797        915          96                       36,616
  Transmission ...............................      431,638     19,941       3,397     (73,833)         374,349
  Distribution ...............................    2,450,189    144,038      17,742      75,565        2,652,050
  General ....................................      275,543     30,747       4,152         (87)         302,051
  Held for Future Use ........................       35,345      3,190                  (1,969)          36,566
    Total Electric Plant in Service ..........    9,306,519    379,899      48,715        (302)       9,637,401
Construction Work in Progress ................      211,288    (40,842)(B)                              170,446
Nuclear Fuel-Owned ...........................           76     44,459                 (44,410)             125
Leased Property
  Nuclear Fuel ...............................      340,997      1,650                 (59,994)         282,653
  Other ......................................      164,715     27,975      16,201                      176,489
    Total Leased Property.....................      505,712     29,625      16,201     (59,994)         459,142
    Total Electric Utility Plant .............   10,023,595    413,141      64,916    (104,706)      10,267,114
Other Property ...............................      122,049      7,466      11,171      (5,596)         112,748
    Total Property, Plant and Equipment ......   10,145,644    420,607      76,087    (110,302)      10,379,862
Utility Plant Carrying Charges (C) ...........       29,401                                              29,401
    Total ....................................  $10,175,045   $420,607     $76,087   $(110,302)     $10,409,263

Year Ended December 31, 1994
Electric Plant in Service
  Intangible .................................      $15,006     $6,417                                  $21,423
  Steam Production ...........................    1,794,602    195,919     $27,928       $(149)       1,962,444
  Nuclear Production .........................    3,967,484     58,663      27,431      (1,970)       3,996,746
  Hydraulic Production .......................       79,952     17,447          12           7           97,394
  Other Production ...........................       34,817      1,164         184                       35,797
  Transmission ...............................      423,732     12,701       7,406       2,611          431,638
  Distribution ...............................    2,291,839    174,931      16,293        (288)       2,450,189
  General ....................................      272,170     10,182       6,792         (17)         275,543
  Held for Future Use ........................       32,871      2,675                    (201)          35,345
    Total Electric Plant in Service ..........    8,912,473    480,099      86,046          (7)       9,306,519
Construction Work in Progress ................      238,600    (27,312)(B)                              211,288
Nuclear Fuel-Owned ...........................        1,584     34,352                 (35,860)              76
Leased Property
  Nuclear Fuel ...............................      365,207      1,073                 (25,283)         340,997
  Other ......................................      158,854     25,149      19,288                      164,715
    Total Leased Property.....................      524,061     26,222      19,288     (25,283)         505,712
    Total Electric Utility Plant .............    9,676,718    513,361     105,334     (61,150)      10,023,595
Other Property ...............................      197,917      1,067         453     (76,482)(D)      122,049
    Total Property, Plant and Equipment ......    9,874,635    514,428     105,787    (137,632)      10,145,644
Utility Plant Carrying Charges (C) ...........       29,401                                              29,401
    Total ....................................   $9,904,036   $514,428    $105,787   $(137,632)     $10,175,045

PP&L Resources, Inc.
Pennsylvania Power & Light Company
                                                                                                    Exhibit 99
SCHEDULE OF PROPERTY, PLANT AND EQUIPMENT

                   Column A                      Column B    Column C    Column D    Column E        Column F
                                                Balance at                         Other Changes    Balance at
                                                Beginning    Additions  Retirements    Add            End of
                 Description                    of Period     at Cost    or Sales  (Deduct) (A)       Period

                                              (Thousands of Dollars)
Year Ended December 31, 1993
Electric Plant in Service
  Intangible .................................      $14,856       $150                                  $15,006
  Steam Production ...........................    1,687,011    124,346     $17,063        $308        1,794,602
  Nuclear Production .........................    3,940,623     42,070      15,213           4        3,967,484
  Hydraulic Production .......................       70,713      9,338          99                       79,952
  Other Production ...........................       33,263      1,772         218                       34,817
  Transmission ...............................      409,798     18,946       5,583         571          423,732
  Distribution ...............................    2,154,914    156,481      18,722        (834)       2,291,839
  General ....................................      250,046     25,943       3,872          53          272,170
  Held for Future Use ........................       30,320      2,837          60        (226)          32,871
    Total Electric Plant in Service ..........    8,591,544    381,883      60,830        (124)       8,912,473
Construction Work in Progress ................      211,534     27,066 (B)                              238,600
Nuclear Fuel-Owned ...........................        2,467     62,548                 (63,431)           1,584
Leased Property
  Nuclear Fuel ...............................      362,903        968                   1,336          365,207
  Other ......................................      162,191     19,618      22,955                      158,854
    Total Leased Property ....................      525,094     20,586      22,955       1,336          524,061
    Total Electric Utility Plant .............    9,330,639    492,083      83,785     (62,219)       9,676,718
Other Property ...............................      229,057      2,629      21,537     (12,232)         197,917
    Total Property, Plant and Equipment ......    9,559,696    494,712     105,322     (74,451)       9,874,635
Utility Plant Carrying Charges(C) ............       29,401                                              29,401
    Total ....................................   $9,589,097   $494,712    $105,322    $(74,451)      $9,904,036

(A)  Unless otherwise noted, amounts generally reflect transfers of land and facilities to and from other categories of property, plant and equipment, sale and leaseback of nuclear fuel and reacquisition of leased nuclear fuel.

(B)  Net of transfers to electric plant.

(C)  Represents utility plant carrying charges of $28,502 transferred from Nuclear Production and $899 transferred from Steam Production to a Deferred Debit Account in 1986 per Federal Energy
      Regulatory Commission (FERC) order FA84-12-001.

(D) Includes a $73.7 million write down in the carrying value of a subsidiary's investment in undeveloped coal reserves.
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